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                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT (hereinafter "AGREEMENT"), effective as of the EFFECTIVE DATE (as defined below), is entered into by and between Progenitor, Inc., a Delaware corporation having principal offices at 4040 Campbell Avenue, Menlo Park, California 94025 (hereinafter "PROGENITOR") and SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation having principal offices at 1201 South Collegeville Road, Collegeville, Pennsylvania 19426 (hereinafter "SBCL").

        WHEREAS, PROGENITOR is the owner of all right, title and interest in certain patents, identified in EXHIBIT A hereto, and know-how relating to methods for the diagnosis of and/or screening for human hereditary hemochromatosis;

        WHEREAS, SBCL desires to obtain certain licenses in certain countries of the world from PROGENITOR to develop and commercialize tests for the diagnosis of and/or screening for human hereditary hemochromatosis in such countries under the aforesaid patents and know-how, and PROGENITOR is willing to grant to SBCL such licenses under terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the following, and intending to be legally bound, PROGENITOR and SBCL agree as follows:

1.      DEFINITIONS

        In this AGREEMENT, unless otherwise provided, the following terms shall have the meaning set forth in this section.

        1.1.    AFFILIATE

        The term "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling or under common control with either PROGENITOR or SBCL. For purposes of this Section 1.1, "control" shall mean direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock or equity, or greater than fifty percent (50%) interest in the income of such corporation or other business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

        1.2.   EFFECTIVE DATE

        The term "EFFECTIVE DATE" shall mean the effective date of this AGREEMENT and shall be the date upon which this agreement is executed by both parties.


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        1.3.   HOME-BREW

        The term "HOME-BREW" shall mean any diagnostic or screening test or assay performed in a clinical laboratory for purposes of providing a service for detecting a human genetic mutation related to human hereditary hemochromatosis (and not packaged as a product for sale) which, if performed in the United States, would not be subject, as of the EFFECTIVE DATE, to regulation by the United States Food and Drug Administration.

        1.4.   KNOW-HOW

        The term "KNOW-HOW" shall mean all present and future technical information and know-how which relates to an ASSAY which is confidential or is not in the public domain and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data, and biological material samples required for ASSAY development purposes, and any other information relating to an ASSAY and useful for the development and commercialization of an ASSAY.

        1.5.   KIT

        The term "KIT" shall mean any set of components or reagents provided, together as a unit, to a THIRD PARTY for the purpose of performing a diagnostic or screening test or assay for detecting a human genetic mutation related to human hereditary hemochromatosis which has been approved by the federal Food and Drug Administration (or its equivalent outside of the U.S.A. if required) for diagnosis or screening clinical use.

        1.6.   PATENTS

        The terms "PATENTS" shall mean all patents and patent applications which are or become owned by PROGENITOR, or to which PROGENITOR otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim an ASSAY or its components, a process for manufacturing an ASSAY or its components, an intermediate used in making or using the ASSAY or its components, or a use of an ASSAY for detecting a human genetic mutation related to human hereditary hemochromatosis. Included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, re-examinations, renewals or extensions thereof and all SPCs (i.e., a right based upon a PATENT to exclude others from making, using, importing or selling ASSAY, such a Supplementary Protection Certificate). Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on an ASSAY, or its components, or intermediates or manufacturing processes required or useful for production of an ASSAY or its components which are developed by PROGENITOR, or which PROGENITOR otherwise has the right to grant licenses, now or in the future, during the term of this AGREEMENT. The current list of patent applications and patents encompassed within PATENTS is set forth in EXHIBIT A which is attached hereto and fully incorporated herein.


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        1.7.   ASSAY

        The term "ASSAY" shall mean any HOME-BREW covered by an ENFORCEABLE
CLAIM.

        1.8.   TERRITORY

        The term "TERRITORY" shall mean the United States of America, Mexico, the United Kingdom, France, Germany, Spain, South Africa, Australia, Malaysia, Singapore, Indonesia, Thailand, Brazil, Bolivia, Paraguay, Uruguay, Argentina, Chile, Peru, Ecuador, Columbia, Venezuela, Guyana, Surinam, French Guyana, Galapagos Islands, Falkland Islands, South Georgia, Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua and Panama.

        1.9.   ENFORCEABLE CLAIM

        The term "ENFORCEABLE CLAIM" shall mean either (i) any claim in an issued patent within PATENTS that has not expired or been held or otherwise determined to be invalid or unenforceable by a court or administrative agency of competent jurisdiction and of last resort from which no further appeal may be taken or is available, or (ii) a pending claim in a patent application within PATENTS filed with the United States Patent and Trademark Office (or foreign equivalent) either prior to EFFECTIVE DATE or during the term of this AGREEMENT, provided that such patent application is diligently prosecuted during the term of this AGREEMENT.

        1.10.  THIRD PARTY(IES)

        The term "THIRD PARTY(IES)" shall mean any party other than SBCL and PROGENITOR and their AFFILIATES.

2.      GRANTS

        2.1.   EXCLUSIVE LICENSE

(a) Subject to the terms and conditions of this AGREEMENT, PROGENITOR hereby grants to SBCL an exclusive right and license including, without limitation, the right to grant sublicenses, under PATENTS and KNOW-HOW to make, use, have made, and import materials or components for the sole purpose of developing ASSAYS, and offering to sell, selling, and performing HOME-BREW in the TERRITORY. (* * *) The right and license to make, use, have made, import and sell shall include all activities related to offering to sell, selling, having made, and performing HOME-BREW in the TERRITORY concerning the subject matter of PATENTS and KNOW-HOW which activities would, but for the right and license herein granted, infringe an ENFORCEABLE CLAIM. These rights shall include the right to contract with THIRD PARTIES for the purpose of running of ASSAYS and for the purpose of making, having made, using and selling components of ASSAYS for the benefit of SBCL or its AFFILIATES which THIRD


* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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PARTIES, for purposes of this AGREEMENT, shall be deemed not to be sublicensees of SBCL and Section 2.1(b)(iv) shall not apply.

               (b) (i) Any agreement whereby SBCL grants a sublicense to a THIRD PARTY under this Section 2.1 shall include terms and conditions which are no less restrictive and no more expansive than as set forth in this Agreement. (ii) Any such sublicense shall provide expressly that SBCL and SBCL's sublicensee intend that PROGENITOR shall benefit from, and shall be entitled to enforce the provisions of, such agreement. (iii) Within thirty (30) days after the effective date of any THIRD PARTY sublicense granted by SBCL under this Section 2.1, SBCL shall provide to PROGENITOR, in writing, a notice of the identity of the sublicensee.

        2.2.   NONEXCLUSIVE LICENSE

        Subject to the terms and conditions of this AGREEMENT, at any time (* * *), SBCL, upon SBCL's written election, may convert in such country the exclusive right and license granted by PROGENITOR pursuant to Section 2.1 to a nonexclusive, nontransferable right and license. Such right and license shall not include a right to grant sublicenses other than the right to grant sublicenses to AFFILIATES. The effective date of such conversion shall be the date of receipt by PROGENITOR of written notice of SBCL's election under this
Section 2.2.

        2.3.   RIGHT OF NEGOTIATION

        Subject to the terms and conditions of this AGREEMENT, PROGENITOR hereby grants to SBCL a right of negotiation to obtain a right and license under PATENTS and KNOW-HOW, and all other appropriate patents and know-how owned or controlled by PROGENITOR, to make, have made, use, offer to sell, sell and import KITS in the TERRITORY, such right to extend until the earlier of either
(i) the date which is 90 days after the date of initiation of sales of services utilizing an ASSAY anywhere in the TERRITORY , or (ii) the date which is 180 days after the EFFECTIVE DATE (the "DATE"). PROGENITOR will not enter into an agreement with any THIRD PARTY whereby PROGENITOR would grant a right and license under any such patents or know-how to make, have made, use, offer to sell, sell and import KITS in the TERRITORY prior to the DATE. At any time prior to the DATE, SBCL or PROGENITOR may initiate good faith negotiations to grant SBCL a right and license under PATENTS and KNOW-HOW, and all other appropriate patents and know-how owned or controlled by PROGENITOR, to make, have made, use, offer to sell, sell and import KITS in the TERRITORY. If SBCL and PROGENITOR have not agreed upon the material commercial terms of such right and license prior to the DATE, PROGENITOR may enter into any agreement with any THIRD PARTY granting a right and license under PATENTS and KNOW-HOW, and all other appropriate patents and know-how owned or controlled by PROGENITOR, to make, have made, use, offer to sell, sell and import KITS in the TERRITORY.

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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2.4.    NO OTHER RIGHTS

        Except as expressly provided herein, no right, title, or interest is granted by PROGENITOR to SBCL in, to or under PATENTS and KNOW-HOW or in or to an ASSAY or in or to a KIT, or any components thereof.

3.      CONSIDERATION

        3.1.   INITIAL FEE

        In partial consideration for the rights and license granted pursuant to
Section 2, within thirty (30) days after the EFFECTIVE DATE, SBCL shall pay to PROGENITOR an initial fee equal to (* * *). Such fee shall be creditable against royalties due and payable to PROGENITOR pursuant to Section 3.5 during the (***).

        3.2.   EXCLUSIVE LICENSE ANNUAL FEES

               (a) In partial consideration for the rights and license granted pursuant to Section 2.1, SBCL shall pay to PROGENITOR an annual fee to be paid within thirty (30) days after the occurrence of the following:

               (i)   First Anniversary of EFFECTIVE DATE U.S. $(***)

               (ii)  Second Anniversary of EFFECTIVE DATE U.S. $(***)

               (iii) Third Anniversary of EFFECTIVE DATE U.S. $(***)

               (iv)  Fourth Anniversary of EFFECTIVE DATE U.S. $(***)

               (v)   Fifth Anniversary of EFFECTIVE DATE U.S. $(***)

               (b) Annual fees actually paid pursuant to Section 3.2(a) shall be nonrefundable to SBCL except that (i) in the event of a conversion of the exclusive right and license granted to SBCL hereunder to a nonexclusive right and license which occurs earlier than the expiration of the annual period for which such fee was paid, such annual fee shall be prorated for the remaining annual period, and the unused amount shall be fully creditable against future payments due to PROGENITOR for the remaining term of the AGREEMENT, and any portion not fully credited at the expiration or termination of the AGREEMENT shall be refunded to SBCL no later than thirty (30) days after such expiration or termination, and no further annual payments will accrue, and (ii) in the event of any termination or expiration of this AGREEMENT which occurs earlier than the expiration of the annual period for which such fee was paid, such annual fee shall be prorated for the remaining annual period, and the unused amount shall be fully refunded to SBCL no later than thirty (30) days after such expiration or termination, unless this AGREEMENT is terminated as a result of action by SBCL other than as a consequence of a material breach or default by PROGENITOR. Furthermore, such annual fees shall be


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*  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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creditable against royalties due and payable to PROGENITOR pursuant to Section
3.5; provided, however, than any such annual fee shall be creditable (* * *).

        3.3.   SUBLICENSE ROYALTIES.

        Royalties based on actual use of an ASSAY by a sublicensee of SBCL shall be paid to PROGENITOR by SBCL in accordance with Section 3.5 or Section 3.6.

        3.4.   NONEXCLUSIVE LICENSE FEES.

        In partial consideration for the nonexclusive rights and license held by SBCL after SBCL's election pursuant to Section 2.2, or in the event SBCL's exclusive license is converted to a nonexclusive license as a result of Section 9.1(b), SBCL shall pay to PROGENITOR an annual fee equal to (* * *) per annual period following the conversion of SBCL. The first such fee shall be due and shall be paid within thirty (30) days after the date of SBCL's written notice to PROGENITOR pursuant to Section 2.2 or the effective date of the conversion under
Section 9.1(b), subject to any credit remaining under Section 3.2(b). Thereafter, each such annual fee shall be due and shall be paid within thirty
(30) days after the date of each twelve (12) month anniversary of the date of SBCL's written notice under Section 2.2, subject to any credit remaining under
Section 3.2(b). Fees paid to PROGENITOR under this Section 3.4 shall be creditable against royalties due and payable to PROGENITOR pursuant to Section 3.6; provided, however, that such fee shall be creditable (* * *), except that in the event of any termination or expiration of this AGREEMENT which occurs earlier than the expiration of the annual period for which such fee was paid, such annual fee shall be prorated for the remaining annual period, and the unused amount shall be fully refunded to SBCL no later than thirty (30) days after such expiration or termination unless this AGREEMENT is terminated as a result of action by SBCL other than for material breach or default by PROGENITOR.

        3.5.   EXCLUSIVE LICENSE ROYALTIES

        In partial consideration for the exclusive rights and license granted pursuant to Section 2.1, and subject to any credit that may be due SBCL under
Section 3.2(b), SBCL shall pay to PROGENITOR royalties in accordance with the following:

               (A) (* * *) for each use of an ASSAY in each human sample analysis conducted in a country of the TERRITORY either by SBCL, its AFFILIATES or a sublicensee of SBCL from which SBCL derives revenue in such country provided such ASSAY is covered by an ENFORCEABLE CLAIM of an issued patent or a pending but enforceable patent application within such country, provided there is no Substantial Competition; or

               (B) (* * *) for each use of an ASSAY in each human sample analysis conducted in a country of the TERRITORY either by SBCL, its AFFILIATES or a sublicensee of SBCL from which SBCL derives revenue in such country provided such ASSAY is either (i) claimed in an unenforceable pending patent application within such country, or

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(ii) covered by an ENFORCEABLE CLAIM of an issued patent or a pending but enforceable patent application within such country and Substantial Competition exists in such country.

"Substantial Competition," as used herein, exists when the combined volume sales in a particular country of the TERRITORY of all THIRD PARTY assays for detecting human hereditary hemochromatosis equals at least (* * *) of SBCL's or its AFFILIATES or sublicensees volume market share of ASSAYS in such country (compared to actual volume sales from the previous calendar year). A determination of the existence of Substantial Competition in a country during any calendar year shall be applied retroactively to the royalty payments due for each use of an ASSAY in such country during such calendar year in accordance with Section 4.2(c). Substantial Competition will be evaluated by SBCL on an annual basis.

The phrase "in each human sample analysis conducted either by SBCL, its AFFILIATES or a sublicensee of SBCL from which SBCL derives revenue" as used in this Section 3.5 and in Section 3.6 shall not include (* * *). Further, the phrase "from which SBCL derives revenue" as used in this Section 3.5 and in
Section 3.6 shall (* * *).

If SBCL decides, using its reasonable business judgment, that the consideration under this Section 3.5 is no longer commercially reasonable, SBCL will notify PROGENITOR in writing, and the parties shall meet and renegotiate SBCL's payment obligations under this AGREEMENT in good faith.

        3.6.   NONEXCLUSIVE LICENSE ROYALTIES

               In the event that SBCL elects to convert the exclusive right and license granted by PROGENITOR in a particular country of the TERRITORY pursuant to Section 2.1 to a nonexclusive, non-transferable right and license in accordance with Section 2.2, or in the event such conversion occurs as a result of Section 9.1(b), Section 3.5 shall not apply and SBCL, in partial consideration for such nonexclusive rights and license, and subject to any credit that may be due SBCL under Section 3.2(b) or Section 3.4, shall pay to PROGENITOR royalties equal to (* * *) for each use of an ASSAY in such country in each human sample analysis conducted either by SBCL, its AFFILIATES or a sublicensee of SBCL from which SBCL derives revenue in such country. If PROGENITOR in any country of the TERRITORY grants a nonexclusive license to any THIRD PARTY for an ASSAY, SBCL shall have the benefit in such country of the terms granted to such THIRD PARTY to the extent that such terms are more favorable when viewed as a whole than those of this AGREEMENT.

        3.7.   THIRD PARTY ROYALTIES

(a) During the term of this AGREEMENT, if either PROGENITOR or SBCL becomes aware of patent rights owned or controlled by a THIRD PARTY which may relate to carrying out the ASSAY or utilizing components thereof, such party shall notify the other party promptly in writing to the extent that such party is not prohibited from

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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doing so by an obligation of confidentiality to a THIRD PARTY which disclosed such information to such party.

               (b) (* * *)

               (c) In the event that PROGENITOR enters into such a license agreement with a THIRD PARTY to obtain from such THIRD PARTY any rights and license necessary for SBCL, its AFFILIATES and sublicensees to carry out the ASSAY or utilize components thereof, SBCL shall reimburse to PROGENITOR (* * *) paid by PROGENITOR to any THIRD PARTY as a result of the exercise of the license herein granted, in a particular country of the TERRITORY, provided that the license acquired by PROGENITOR from such THIRD PARTY was as a result of a necessity determination in accordance with Section 3.7(b), and further provided that, in no event shall such reimbursement exceed (* * *) in such country of an ASSAY in each human sample analysis conducted either by SBCL, its AFFILIATE or a sublicensee of SBCL from which SBCL derives revenue. The phrase "in each human sample analysis conducted either by SBCL or a sublicensee of SBCL from which SBCL derives revenue" as used in this Section 3.7 shall not include (* * *).

               (d) PROGENITOR shall keep accurate records in sufficient detail to enable royalties paid by PROGENITOR to THIRD PARTIES for each use of an ASSAY in each human sample analysis conducted either by SBCL, its AFFILIATE or a sublicensee of SBCL from which SBCL derives revenue in accordance with this
Section 3.7 to be determined. Such records shall be maintained by PROGENITOR at PROGENITOR's principal place of business for at least two (2) years after the period covered by such records. Within forty-five (45) days after receiving a report from PROGENITOR regarding the payment of such royalties to such THIRD PARTIES, SBCL shall make the reimbursement to PROGENITOR for such royalties provided for in this Section, subject to any credit which may be due SBCL under Sections 3.2(a), 3.2(b) and/or 3.4.

        3.8.   CURRENCY

        All payments to be made by one party to another party hereunder shall be made in United States of America dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SBCL to pay royalties on sales in that country shall be suspended until such remittances are possible. PROGENITOR shall have the right, upon giving written notice to SBCL, to receive payment in that country in local currency.

        3.9.   TAXES

        Any tax, duty or other levy paid or required to be withheld by SBCL or its AFFILIATES or sublicensees on account of royalties payable to PROGENITOR under this AGREEMENT shall be deducted from the amount of royalties otherwise due. SBCL shall

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  treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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secure and send to PROGENITOR proof of any such taxes, duties or other levies withheld and paid by SBCL or its AFFILIATES or sublicensees for the benefit of PROGENITOR.

4.      REPORTS AND AUDIT RIGHTS

        4.1.   RECORDS

        SBCL shall keep, and shall require SBCL's sublicensees to keep, accurate records in sufficient detail to enable royalties and other payments due PROGENITOR hereunder to be determined. Such records shall be maintained by SBCL at SBCL's principal place of business for at least two (2) years after the period covered by such records.

        4.2.   REPORTS

        Within thirty (30) days after the first day of each calendar quarter, SBCL shall:

               (a) deliver to PROGENITOR a written report containing information and data concerning the number of ASSAYS SBCL, its AFFILIATES and its sublicensees have performed during the relevant period in each country in the TERRITORY.

               (b) deliver to PROGENITOR a written report containing information and data concerning the total amount due and payable to PROGENITOR hereunder for SBCL's, its AFFILIATES' and its sublicensees' activities during such calendar quarter; and

               (c) pay to PROGENITOR the full amount of royalties and other payments due to PROGENITOR hereunder for SBCL's its AFFILIATES' and its sublicensees' activities during the calendar quarter covered by such report, subject to any credit which may be due SBCL under Sections 3.2(a), 3.2(b), 3.4 and/or 3.5(b) (with respect to any retroactive application of set off against the royalty obligation in Section 3.5(b) as a result of a determination of the existence of Substantial Competition in a particular country duirng the immediately preceding calendar year).

        Payment of royalties and other payments due and payable to PROGENITOR but not paid when due shall accrue interest at the prime commercial lending rate prevailing on the payment due date at the Bank of America, San Francisco, California.

        4.3.   AUDIT RIGHTS

        During the term of this AGREEMENT and for six (6) months after its termination, after receipt by SBCL of PROGENITOR's written request and after reasonable prior notice, SBCL shall permit an independent certified public accountant, selected by PROGENITOR and reasonably acceptable to SBCL, to examine SBCL's and SBCL's sublicensees' records to determine the accuracy of any report delivered or payment made by SBCL to PROGENITOR hereunder. Only one such examination may be made in each year and shall not cover records for more than the preceding two (2) years, and further provided that such accountant shall report to PROGENITOR only as to the accuracy of the royalty


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statements and payments. Except as otherwise provided below, the cost and expense of such examination shall be borne by PROGENITOR. If any such examination determines that additional payment amounts are owed to PROGENITOR for any period, SBCL shall pay such additional payment amounts to PROGENITOR promptly. If any such examination determines that an overpayment has been made to PROGENITOR for any period, PROGENITOR shall reimburse such overpayment amount to SBCL promptly. In addition, if any such examination reveals that SBCL underpaid PROGENITOR by an amount equal to or greater than 10% of the total amount due PROGENITOR in any reporting period, the reasonable cost and expense of such examination shall be borne by SBCL.

5.      DILIGENCE AND OTHER OBLIGATIONS OF SBCL

        5.1.   MANUFACTURING AND DISTRIBUTION

        SBCL shall bear all costs and expenses associated with making, having made, using and importing an ASSAY or its components for the purpose of offering to sell, selling, and performing HOME-BREW in the TERRITORY.

        5.2.   MARKETING DILIGENCE

               (a) SBCL shall use reasonable efforts to promote and develop a commercial market for performing HOME-BREW in the TERRITORY utilizing an ASSAY using the same standards SBCL would use in promoting and developing an ASSAY of its own making which had the same technical and commercial potential as an ASSAY. Notwithstanding the above, SBCL shall have satisfied its obligations to use such reasonable efforts, within the relevant country of the TERRITORY, upon the occurrence of the following:

                   (i) Initiating and thereafter continuing sales of services utilizing an ASSAY to THIRD PARTY customers upon which royalties are to be paid to PROGENITOR in the United States of America within (* * *) after the EFFECTIVE DATE;

                   (ii) Initiating and thereafter continuing sales of services utilizing an ASSAY to THIRD PARTY customers upon which royalties are to be paid to PROGENITOR in each of Mexico, the United Kingdom, and Australia within (* * *) after the EFFECTIVE DATE; and

                   (iii) Initiating and thereafter continuing sales of services utilizing an ASSAY to THIRD PARTY customers upon which royalties are to be paid to PROGENITOR in the relevant country in the TERRITORY which is not mentioned in
Section 5.2(a)(i) or (ii) within (* * *) after the EFFECTIVE DATE.

               (b) If SBCL fails to initiate sales of services in any country of the TERRITORY in accordance with the schedule set forth in Section 5.2(a) and subject to Section 5.2(c), PROGENITOR shall be entitled to terminate any right and license then held by SBCL in such country under PATENTS and KNOW-HOW to make, have made, use and

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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import an ASSAY for the purpose of offering to sell, selling and performing
HOME-BREW in such country, such termination to be effective, with no opportunity to cure, upon receipt by SBCL of written notice of such termination by PROGENITOR, provided such termination shall not be effective if SBCL has initiated sales of such services in such country at the time SBCL receives such notice from PROGENITOR. In the event that SBCL initiates sales of services in a country of the TERRITORY in accordance with the schedule set forth in Section 5.2(a), but thereafter fails to continue sales of such services, and such failure is due (i) to circumstances which are within SBCL's reasonable control and (ii) continues for more than (* * *), unless SBCL is proceeding as diligently as reasonably possible, PROGENITOR shall be entitled, at its discretion, to terminate any right and license then held by SBCL in such country under PATENTS and KNOW-HOW to make, have made, use and import an ASSAY for the purpose of offering to sell, selling and performing HOME-BREW in such country, such termination to be effective, with no opportunity to cure, upon receipt by SBCL of written notice of such termination by PROGENITOR, provided such termination shall not be effective if SBCL has resumed sales of such services in such country at the time SBCL receives such notice from PROGENITOR. PROGENITOR's termination of SBCL's license rights in a particular country of the TERRITORY under this Section 5.2 shall be PROGENITOR's sole remedy with respect to SBCL's activities under this AGREEMENT with respect to such country.

               (c) In the event that, after the EFFECTIVE DATE, the federal Food and Drug Administration (or its equivalent in a country outside of the U.S.A.) passes legislation or other rules which require the approval of ASSAY by such agency, the timelines outlined in Section 5.2(a) shall be extended such that they shall not come into effect until after approval of the ASSAY in such country has been achieved.

        5.3.   MARKETING

        SBCL shall bear all costs and expenses associated with marketing of services in the TERRITORY utilizing an ASSAY. SBCL shall develop a marketing and market development plan within (* * *) after the EFFECTIVE DATE and deliver such plan to PROGENITOR on or before such date. In connection with its marketing activities, including without limitation the development of a market development and marketing plan, SBCL shall spend not less than (* * *) in support of marketing and commercialization of services in the TERRITORY utilizing an ASSAY, such expenditure to be made during the term of SBCL's exclusive license rights under this AGREEMENT at a rate which is within SBCL's sole discretion. Notwithstanding the above, in the event that the exclusive term of the license granted to SBCL hereunder is converted to a non-exclusive license prior to the expiration of (* * *) after the EFFECTIVE DATE, or in the event that the AGREEMENT is terminated prior to the expiration of (* * *) after the EFFECTIVE DATE, the amount of money that SBCL shall be required to have spent under this
Section 5.3 shall be determined at the rate of (* * *), on a pro-rated basis.

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.      PROVISION OF KNOW-HOW AND CONFIDENTIALITY

        6.1.   PROVISION OF KNOW-HOW

        Promptly after the EFFECTIVE DATE, PROGENITOR shall disclose and supply to SBCL all KNOW-HOW. Thereafter, PROGENITOR shall promptly disclose and supply to SBCL any further KNOW-HOW which may become known to PROGENITOR. During the term of the AGREEMENT, PROGENITOR shall provide SBCL with reasonable technical assistance, within PROGENITOR's area of expertise, with respect to the utilization of such KNOW-HOW in the development and commercialization of ASSAYS.

        6.2.   GENERAL PROVISION REGARDING CONFIDENTIALITY

        During the term of this AGREEMENT and for (* * *) thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, and except as otherwise expressly provided in this AGREEMENT, each party shall hold in strict confidence and not use or disclose to any THIRD PARTY (other than employees, consultants and advisors who are similarly bound in writing) any assay, product, technical, marketing, financial, business or other information, ideas or know-how identified in writing as confidential ("Confidential Information") by the other party or otherwise developed by either party in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the disclosing party; provided, however, that Confidential Information of a party shall not include:

               (a) Information which at the time of disclosure to the receiving party was previously known to the receiving party as demonstrated by written records; or

               (b) Information which at the time of disclosure to the receiving party is published or otherwise generally available to the public; or

               (c) Information which, after disclosure to the receiving party by the other party, is published or otherwise becomes generally available to the public through no breach of this AGREEMENT by the receiving party.

               (d) Information which is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed.

        6.3.   EXCEPTIONS AND OTHER PROVISION RELATED TO CONFIDENTIAL
               INFORMATION

        A party may disclose Confidential Information of the other party:

               (a) As required, in connection with the order of a court or other governmental body; or

               (b) As required by or in compliance with laws or regulations; or

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

               (c) In confidence to accountants, banks and financing sources and their advisors; or

               (d) In confidence to consultants and advisors in connection with a merger or acquisition or proposed merger or acquisition, or the like; or

               (e) as may be required for purposes of investigating, developing, manufacturing, having manufactured or marketing an ASSAY or its components under this AGREEMENT or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning an ASSAY or its components which arises under this AGREEMENT.

        The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

        Nothing herein shall be construed as preventing SBCL from disclosing any information received from PROGENITOR hereunder to an AFFILIATE, sublicensee or distributor of SBCL provided, in the case of a sublicensee or distributor, such sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information. Nothing herein shall be construed as preventing PROGENITOR from disclosing any information received from SBCL hereunder to an AFFILIATE or distributor of PROGENITOR, provided, in the case of a distributor, such distributor has undertaken a similar obligation of confidentiality with respect to the confidential information. In no event shall PROGENITOR be permitted to disclose any information received from SBCL hereunder to a sublicensee.

        All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. If a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal
(i) that confidential information received from the other party under this AGREEMENT remains the property of the other party and (ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

        6.4.   PUBLIC DISCLOSURE REGARDING THE TERMS OF THIS AGREEMENT OR ASSAY

               (a) Except as otherwise required by law, each of the parties agree not to disclose, directly or indirectly, by public announcement or other disclosure, the existence, financial terms or conditions or any other terms of this AGREEMENT to any THIRD PARTY without the prior written consent of the other party regarding the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

               (b) Notwithstanding the above, subject to any restrictions which may be imposed by any governmental agency, including without limitation the Securities and Exchange Commission, PROGENITOR and SBCL agree that a public announcement of this AGREEMENT will be made within (* * *) after the EFFECTIVE DATE. Such announcement shall be drafted by PROGENITOR and SBCL jointly and shall be mutually acceptable to PROGENITOR and SBCL.

               (c) PROGENITOR shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to an ASSAY without first obtaining the prior written consent of SBCL, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

               (d) Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting SBCL from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of an ASSAY in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from PROGENITOR or THIRD PARTIES.

7.      INDEMNIFICATION AND WARRANTIES

        7.1.   INDEMNIFICATIONS

               (a)  SBCL INDEMNIFICATION

                    (i) SBCL shall defend, indemnify and hold harmless PROGENITOR, its AFFILIATES, and its and their respective officers, directors, employees, agents, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury, including death, rising out of the provision of an ASSAY, or services utilizing an ASSAY, to the injured party by SBCL, its AFFILIATES, (or its permitted sublicensees); provided that:

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                    (A) SBCL shall not be obligated under this Section 7.1(a) if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of PROGENITOR or the breach of any warrant or representation made by PROGENITOR in this AGREEMENT;

                    (B) SBCL shall have no obligation under this Section 7.1(a) unless PROGENITOR (i) gives SBCL prompt written notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) SBCL is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and (iii) PROGENITOR cooperates fully with SBCL and its agents in defense of the claims or lawsuit or other action; and

                    (C) PROGENITOR shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section 7.1(a) utilizing attorneys of its choice, at its own expense, provided, however, that SBCL shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which PROGENITOR seeks indemnification under this Section.

               (b)  PROGENITOR INDEMNIFICATION

                    (i) PROGENITOR shall defend, indemnify and hold harmless SBCL, its AFFILIATES, and its and their officers, directors, employees, agents, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees, resulting from any claim, complaint, suit, proceeding or cause of action against any of them alleging physical or other injury, including death, rising out of either the provision of ASSAY services to the injured party by PROGENITOR, its AFFILIATES, (or its permitted sublicensees) or the breach of any warranty or representation made by PROGENITOR in this AGREEMENT; provided that:

                    (A)  PROGENITOR shall not be obligated under this
Section 7.1(b)(i) if it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such action, that the injury was the result of the negligence or willful misconduct of any employee or agent of SBCL; and

                    (B)  PROGENITOR shall have no obligation under this
Section 7.1(b)(i) unless SBCL (i) gives PROGENITOR prompt written notice of any claim, complaint, suit, proceeding or cause of action for which it seeks to be indemnified under this AGREEMENT, (ii) PROGENITOR is granted full authority and control over the defense, including settlement or other disposition, against such claim, complaint, suit, proceeding or cause of action, and (iii) SBCL cooperates fully with PROGENITOR and its agents in defense of such claim, complaint, suit, proceeding or cause of action.

                         (C) SBCL shall have the right to participate in the
defense of any claim, complaint, suit, proceeding or cause of action referred to in this Section 7.1(b)(i) utilizing attorneys of its choice, at its own expense.

                    (ii) PROGENITOR shall defend, indemnify and hold harmless SBCL and its officers, directors, employees, successors and assigns from and against any and all loss, damage, or liability, including reasonable attorney's fees, arising out of, or resulting from or in connection with alleged infringement of THIRD PARTY patent rights by exercise of the license herein granted by SBCL, its AFFILIATES, or its sublicensees; provided that such patent rights owned or controlled by such THIRD PARTY (i) are required to practice the DNA-based diagnosis of human hereditary hemochromatosis by methods and materials disclosed in the PATENTS and KNOW-HOW and licensed hereunder pursuant to Section
2.1 or Section 2.2, and (ii) disclose subject matter disclosed in the PATENTS AND KNOW-HOW; and provided further that:

                         (A) PROGENITOR shall have no obligation under this
Section 7.1(b)(ii) unless such intellectual property rights (i) are required to exercise the license granted herein; and (ii) claim (literally or under the doctrine of equivalents) necessary embodiments and use of an ASSAY or its components disclosed in Patents;

                         (B) PROGENITOR receives prompt written notice of any
claim, complaint, suit, proceeding or cause of action for which indemnification is sought under this Section 7.1(b)(ii); and

                         (C) PROGENITOR is granted full authority and control
over the defense against such claim, complaint, suit, proceeding or cause of action, including without limitation settlement or other disposition thereof;

                         (D) SBCL cooperates fully with PROGENITOR and its
agents in defense of such claim, complaint, suit, proceeding or cause of action;

                         (E) SBCL, at SBCL's expense, shall have the right to
participate in the defense of any claim, complaint, suit, proceeding or cause of action referred to in this Section 7.1(b)(ii) utilizing attorneys of its choice; and

                         (F) In the event that damages, losses and liabilities
allegedly arising out of, or resulting from or in connection with infringement of THIRD PARTY patent rights by exercise of the license herein granted by SBCL, AFFILIATES of SBCL or sublicensees of SBCL are assessed against SBCL and awarded to such THIRD PARTY in a final judgment either affirmed on appeal to a court of next level above the trial court or not appealed, PROGENITOR's obligation under
Section 7.1(b)(ii) to indemnify SBCL shall be (* * *) of any such damages which are based on royalties to be paid such THIRD PARTY as a result of the exercise of the license herein granted, in a particular country of the TERRITORY, provided that, in no event shall such reimbursement exceed (* * *) in such country of an ASSAY in each human sample analysis conducted either by SBCL, its AFFILIATE or a sublicensee of SBCL from

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

which SBCL derives revenue. The term "in each human sample analysis conducted either by SBCL or a sublicensee of SBCL from which SBCL derives revenue" as used in this Section 7.1(b)(ii) shall not include any repeats conducted with the same human sample which are required to produce a reliable result or any analysis conducted on a blinded sample for purposes of training or establishing a service laboratory or any testing for validation purposes.

        7.2.   WARRANTIES AND REPRESENTATIONS

               (a) (i) PROGENITOR warrants and represents that it owns the entire right, title and interest in the PATENTS listed in Appendix A, or filed by or on behalf of PROGENITOR pursuant to Section 7, and the KNOW-HOW provided to SBCL under this AGREEMENT, and that it otherwise has the right to enter into this AGREEMENT.

                   (ii) PROGENITOR further warrants and represents that it will not encumber any such PATENTS and KNOW-HOW with liens, mortgages, security interests or otherwise.

                   (iii) PROGENITOR further warrants and represents that there is nothing in any THIRD PARTY agreement PROGENITOR has entered into as of the EFFECTIVE DATE which, in any way, will limit Progenitor's ability to perform all of the obligations undertaken by PROGENITOR hereunder, and that it will not enter into any AGREEMENT after the EFFECTIVE DATE under which PROGENITOR would incur any such limitations.

                   (iv) Nothing in this AGREEMENT shall be construed as a warranty or representation by PROGENITOR as to the validity of any patent claim or patent within the PATENTS. Nothing in this AGREEMENT shall be construed as a warranty or representation by PROGENITOR that any ASSAY made, used or imported, or any service offered for sale or sold, pursuant to the rights and license granted under this AGREEMENT is or will be free from infringement of any patent right held by any THIRD PARTY. PROGENITOR hereby warrants and represents that it has no present knowledge that PATENTS are invalid.

                   (v) PROGENITOR warrants and represents that it has not, up through and including the EFFECTIVE DATE, omitted to furnish SBCL with any information in its possession concerning ASSAYS or the transactions contemplated by this AGREEMENT, which would be material to SBCL's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

               (b) PROGENITOR GRANTS NO WARRANTIES WITH RESPECT TO THE PATENTS OR ASSAY OR SERVICES UTILIZING ASSAY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND PROGENITOR SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF NONINFRINGEMENT EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.2(a).

8.      PATENT PROSECUTION, ENFORCEMENT AND DEFENSE

        8.1.   INVENTIONS AND PROSECUTION

               (a) Each party shall have and retain sole and exclusive title to all inventions, discoveries and know-how which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority in the course of or as a result of this AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this AGREEMENT. Except as expressly provided in this AGREEMENT, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and know-how, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner.

               (b) PROGENITOR warrants and represents that it has disclosed to SBCL the complete texts of all patent applications filed by PROGENITOR as of the EFFECTIVE DATE which relate to an ASSAY or its components as well as all information received as of the EFFECTIVE DATE concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. PROGENITOR further warrants and represents that it will disclose to SBCL the complete texts of all patent applications filed by PROGENITOR after the EFFECTIVE DATE which relate to an ASSAY or its components to which SBCL holds exclusive rights hereunder as well as all information received after the EFFECTIVE DATE concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. SBCL shall have the right to review all such pending applications and other proceedings and make recommendations to PROGENITOR concerning them and their conduct. PROGENITOR agrees to keep SBCL promptly and fully informed of the course of patent prosecution or other proceedings including by providing SBCL with copies of substantive communications, search reports and third party observations submitted to or received from patent offices throughout the TERRITORY. SBCL shall provide such patent consultation to PROGENITOR at no cost to PROGENITOR. SBCL shall hold all information disclosed to it under this section as confidential subject to the provisions of Sections
6.1 and 6.2.

               (c) During the term of this AGREEMENT, PROGENITOR shall, at its expense and in its sole discretion, file, prosecute and maintain PATENTS, including those which embrace inventions outlined in Section 8.1(a) in which PROGENITOR has an ownership interest. During the term of the AGREEMENT in which SBCL has an exclusive right to an ASSAY under PATENTS and KNOW-HOW, SBCL shall have the right, but not the obligation, to assume responsibility for any PATENT or any part of a PATENT which

PROGENITOR intends to abandon or otherwise cause or allow to be forfeited. PROGENITOR shall give SBCL reasonable written notice prior to abandonment or other forfeiture of any PATENT or any part of a PATENT so as to permit SBCL to exercise its rights under this Section.

        8.2.   ENFORCEMENT

               (a) If either PROGENITOR or SBCL determines that a THIRD PARTY is making, using, offering for sale, selling or importing an ASSAY or its components or that may infringe PATENTS in the TERRITORY, the party that has made such determination will notify the other party promptly in writing.

               (b) SBCL, in its own name or jointly with PROGENITOR if required by law, at SBCL's expense, shall have the first right, at SBCL's election, but no obligation to (i) bring and prosecute actions, proceedings, suits and countersuits for enforcement of PATENTS covering an ASSAY or its components or HOME-BREW in the TERRITORY, and/or (ii) settle any claim or demand, including without limitation any suit, for enforcement of PATENTS covering an ASSAY or its components or HOME-BREW in the TERRITORY; provided that the right and license held by SBCL hereunder at the time of such election is exclusive with respect to the particular country of the TERRITORY. If SBCL elects to bring any action, proceeding, suit or countersuit for infringement of PATENTS covering an ASSAY or its components or HOME-BREW in the relevant country of the TERRITORY, SBCL shall direct and control such action, proceeding, suit or countersuit and shall provide prompt and regular updates to PROGENITOR of SBCL's intentions and progress toward resolution of such action, proceeding, suit or countersuit. If, prior to a final resolution of any such action, proceeding, suit or countersuit, or the conclusion of such settlement negotiations, either (x) SBCL, in accordance with Section 2.2, converts the right and license granted by PROGENITOR hereunder to a nonexclusive right and license, or (y) this AGREEMENT is terminated in accordance with the provisions hereof, PROGENITOR shall assume, and SBCL shall relinquish, direction and control of such action, proceeding, suit or countersuit. In addition, SBCL agrees that SBCL shall not settle any claim or demand, including without limitation any suit, for enforcement of PATENTS covering an ASSAY or its components or HOME-BREW in the TERRITORY which would adversely affect the scope and/or validity of PATENTS without the express prior written consent of PROGENITOR. PROGENITOR, at Progenitor's expense and with counsel of PROGENITOR's choosing, shall have a right to participate in any action, proceeding, suit or countersuit, or any settlement negotiations relating to PATENTS.

               (c) If SBCL brings any action, proceeding, suit or countersuit to enforce rights within PATENTS covering an ASSAY or its components or HOME-BREW in the TERRITORY against any infringer pursuant to Section 8.2(b), PROGENITOR, at its expense, shall cooperate with SBCL in connection with such action, proceeding, suit or countersuit, including without limitation by joining as a party if necessary and appropriate, and executing such documents as SBCL may reasonably request. PROGENITOR and SBCL shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared equally between SBCL and PROGENITOR, provided in no event shall PROGENITOR's share of the excess amount exceed the royalties which would otherwise be due PROGENITOR for the sales of an ASSAY that were the subject of the litigation had such sales been made by SBCL, its AFFILIATES or its sublicensees under this AGREEMENT.

               (d) If SBCL does not commence an action, proceeding or suit against a THIRD PARTY to enforce any rights within PATENTS covering an ASSAY or its components or HOME-BREW in the TERRITORY, or does not otherwise take action to abate infringement of PATENTS by a THIRD PARTY in the TERRITORY, within 3 months after giving or receiving notice thereof pursuant to Section 8.2(a), and thereafter pursues such action or proceeding diligently, PROGENITOR, at PROGENITOR's expense, shall have a right but not an obligation to commence or take control of such action, proceeding or suit. In the event that PROGENITOR elects to commence or take control of any action, proceeding or suit pursuant to this Section 8.2(d), SBCL, at SBCL's expense, shall cooperate with PROGENITOR in connection with such action, proceeding or suit, including without limitation by joining as a party if necessary and appropriate, and executing such documents as PROGENITOR may reasonably request. PROGENITOR and SBCL shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be (* * *) by SBCL, its AFFILIATES or its sublicensees under this AGREEMENT.

        8.3. DEFENSE

        Except as otherwise set forth in Sections 7.1(b)(ii) and 9.3(b), SBCL shall defend or, at SBCL's option, settle, at SBCL's expense, any action, proceeding, suit or claim brought against SBCL and PROGENITOR on the issue of infringement by the making, having made, using or importing an ASSAY or its components, or for offering for sale, selling or performing HOME-BREW, in the TERRITORY; provided, however, that SBCL shall not settle any such action, proceeding, suit or claim which would adversely affect the scope and/or validity of PATENTS without the express prior written consent of PROGENITOR.

9.      TERM AND TERMINATION

        9.1.   TERM - INITIAL AND EXTENDED.

               (a) The initial term of this AGREEMENT will commence on the EFFECTIVE DATE and shall remain in full force and effect until the (* * *) anniversary of the EFFECTIVE DATE, unless terminated at an earlier date in accordance with the terms and conditions of this Section 9 or as otherwise provided in Section 5.2(b).

(b) Notwithstanding the above, SBCL, at any time during the (* * *) after the EFFECTIVE DATE, upon written notice to PROGENITOR, may extend the term of

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

this AGREEMENT for up to (* * *) additional periods of (* * *) each; provided that this AGREEMENT has not expired or terminated prior to the date of PROGENITOR's receipt of any such written notice of extension. If SBCL still has an exclusive license under PATENTS and KNOW-HOW under Section 2 at the time SBCL provides such notice to PROGENITOR, the terms and conditions of each and any such extension shall be, at PROGENITOR's option and discretion, either (i) an exclusive, non-transferable right and license, including without limitation the right to grant sublicenses, under PATENTS to make, have made, use and import an ASSAY for the sole purpose of offering for sale, selling and performing HOME-BREW in the TERRITORY in accordance with Section 2.1 above subject to the terms and conditions set forth in this AGREEMENT as applied during the sixth and final year of the initial term of this AGREEMENT, or (ii) a nonexclusive, nontransferable right and license, with no right to grant sublicenses, under PATENTS and KNOW-HOW to make, have made, use and import ASSAY for the purpose of offering for sale, selling and performing HOME-BREW in the TERRITORY subject to terms and conditions of this AGREEMENT as applied to SBCL's nonexclusive license rights, such as Sections 2.2 and 3.4.

        9.2.   TERMINATION FOR MATERIAL BREACH OR DEFAULT.

               (a) Either PROGENITOR or SBCL may terminate this AGREEMENT in the event of a material breach of or default under this AGREEMENT by the other party.

               (b) The effective date of termination of this AGREEMENT for material breach or default shall be the date of receipt by the breaching party of written notice of termination of this AGREEMENT by the non-breaching party, such written notice to be provided at any time after (* * *) after the date of a written notice by the non-breaching party to the breaching party of a material breach or default, unless the breaching party shall have cured such breach or default within such (* * *) period.

        9.3.   AT-WILL TERMINATION

               (a) SBCL may terminate this AGREEMENT, on a country by country basis, at any time upon (* * *) prior written notice to PROGENITOR. In addition, SBCL may terminate this AGREEMENT, on a country by country basis, at any time upon (* * *) prior written notice in the event that a KIT is commercially launched in such country by a THIRD PARTY who is not a licensee or marketing partner of PROGENITOR. In addition, SBCL may terminate this AGREEMENT, on a country by country basis, at any time upon (* * *) prior written notice in the event that the federal Food and Drug Administration (or its equivalent outside of the U.S.A.) passes legislation requiring the federal regulation of HOME-BREW.

               (b) PROGENITOR, upon (* * *) written notice to SBCL, may terminate this AGREEMENT with respect to any country in the TERRITORY in which SBCL has received notice of infringement of patent rights owned or controlled by a THIRD PARTY by exercise of the license herein granted at any time after the (*
* *) anniversary of the date of issuance in such country of such patent rights. The effective date of such

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

termination shall be (* * *) after the date of PROGENITOR's written notice to SBCL. Notwithstanding the above, termination of this AGREEMENT shall not occur under this Section 9.3(b) if, prior to the effective date of such termination, SBCL agrees, in writing, to release PROGENITOR of PROGENITOR's obligation with respect to such particular patent rights under Section 7.1(b)(ii) as of the date (* * *) after the date of PROGENITOR's written notice to SBCL hereunder. In such event, SBCL shall assume such obligation with respect to such patent rights with respect to all damages, losses and liabilities attributable to activities allegedly arising out of, or resulting from or in connection with the infringement of such patent rights in such country by the manufacture, use and/or sale of ASSAY under this AGREEMENT by SBCL, AFFILIATES of SBCL and sublicensees of SBCL after such date, but SBCL shall have no obligation to PROGENITOR with respect to any such damages, losses and liabilities assessed against PROGENITOR, its officers, directors, shareholders, employees, successors and assigns which are attributable to activities of SBCL, AFFILIATES of SBCL and sublicensees of SBCL allegedly arising out of, or resulting from or in connection with the infringement of such patent rights in such country by the manufacture, use and/or sale of ASSAY under this AGREEMENT by SBCL, AFFILIATES of SBCL and sublicensees of SBCL prior to or after such date.

        9.4.   BANKRUPTCY

               (a) Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

               (b) Notwithstanding the bankruptcy of PROGENITOR, or the impairment of performance by PROGENITOR of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of PROGENITOR, SBCL shall be entitled to retain the licenses granted herein, subject to PROGENITOR's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.

               (c) All rights and distribution rights granted under or pursuant to this AGREEMENT by PROGENITOR to SBCL are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that SBCL, as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SBCL of its preexisting obligations under this AGREEMENT. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against PROGENITOR under the U.S. Bankruptcy Code,

* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SBCL shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to SBCL (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by SBCL, unless PROGENITOR elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this AGREEMENT by or on behalf of PROGENITOR upon written request therefor by SBCL; provided, however, that upon PROGENITOR's (or its successor's) written notification to SBCL that it is again willing and able to perform all of its obligations under this AGREEMENT, SBCL shall promptly return all such tangible materials to PROGENITOR, but only to the extent that SBCL does not require continued access to such materials to enable SBCL to perform its obligations under this AGREEMENT.

        9.5.   EFFECT OF EXPIRATION OR TERMINATION

               (a) Upon termination of this AGREEMENT, PROGENITOR shall have the right to retain any sums already paid by SBCL hereunder, and SBCL shall pay all sums accrued hereunder which are then due.

               (b) Termination of this AGREEMENT in its entirety shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except those described in Sections 4, 6, 7, 9.5 and 10. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT. (c) Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

10.     MISCELLANEOUS PROVISIONS

        10.1.  GOVERNING LAW

        This AGREEMENT shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without reference to conflict of laws principles.

        10.2.  ASSIGNMENT

        The rights and liabilities of the parties hereto will bind and inure to the benefit of their successors, executors or administrators; provided that, as PROGENITOR has specifically contracted with SBCL, SBCL may not assign or delegate any right or obligation received by SBCL from PROGENITOR under this Agreement, either in whole or in part, to any entity, without the express prior written consent of PROGENITOR; provided, however, that SBCL may assign this AGREEMENT or any part of its rights and obligations hereunder to any AFFILIATE of SBCL or to any corporation with which SBCL may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of PROGENITOR. PROGENITOR shall be entitled to assign this AGREEMENT to a THIRD PARTY upon written notice thereof to SBCL. Any permitted assignee or transferee shall agree in writing to comply with all the terms and conditions contained in this AGREEMENT. Any attempted assignment in violation of the provisions of this
Section 10.2 will be void.

        10.3.  ENTIRE AGREEMENT

        This AGREEMENT constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect thereof.

        10.4.  MODIFICATION

        No modification to this AGREEMENT shall be effective unless consented to in writing by the party to be charged.

        10.5.  WAIVER

        No waiver of any rights shall be effective unless consented to in writing by the party to be charged and the waiver of any breach of default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

        10.6.  NOTICES

        Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by facsimile transmission, to the following addresses of the parties (or to such other address or addresses as may be specified from time to time in written notice). Any notices given pursuant to this AGREEMENT shall be deemed to have been given and delivered upon the earlier of (i) if sent by overnight courier service, on the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, or (ii) if sent by certified or registered mail, three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) if sent by facsimile transmission, on the day when sent by facsimile as confirmed by automatic transmission report coupled with certified or registered mail or overnight courier service receipt proving delivery, or (iv) if delivered in person, on the date of delivery to the address set forth below as proven by written signature of the recipient.

        PROGENITOR

        Progenitor, Inc.
        4040 Campbell Avenue
        Menlo Park, California 94025
        Attention:  Chief Executive Officer

        SBCL

        SmithKline Beecham Clinical Laboratories
        1201 South Collegeville Road
        Collegeville, Pennsylvania 19426
        Attention:    President


        copies to:

        SmithKline Beecham Corporation
        One Franklin Plaza (Mail Code FP2225)
        P.O. Box 7929
        Philadelphia, Pennsylvania 19101, U.S.A.
        Attention:    Corporate Law-U.S.

        10.7.  DESCRIPTIVE HEADINGS

        The headings of the several sections of this AGREEMENT are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this AGREEMENT.

        10.8.  COUNTERPARTS

        This AGREEMENT may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.9. TRADEMARKS AND NO GRANT OF RIGHTS TO SBCL INTELLECTUAL PROPERTY RIGHTS

               (a) SBCL shall be responsible for the selection of all trademarks and service marks which it employs in connection with an ASSAY in the TERRITORY and shall own and control such marks. SBCL shall be responsible for registration and maintenance of all such marks. Nothing in this AGREEMENT shall be construed as a grant of rights, by license or otherwise, to PROGENITOR to use such marks or any other marks or trade names owned by SBCL for any purpose. SBCL shall own such trade names and marks and shall retain such ownership upon termination or expiration of this AGREEMENT.

               (b) Nothing in this AGREEMENT shall be construed to grant PROGENITOR any rights whatsoever to any intellectual property owned by SBCL, its

AFFILIATES or its sublicensees, whether or not such intellectual property is related to an ASSAY or its components or to HOME-BREW or to any KIT.

        10.10. FORCE MAJEURE

        If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

        10.11. SEPARABILITY

               (a) If any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

               (b) If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

               (c) If the terms and conditions of this AGREEMENT are materially altered as a result of Sections 10.11(a) or 10.11(b), the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

        10.12. RECORDING

        SBCL shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and PROGENITOR shall provide reasonable assistance to SBCL in effecting such recording, registering or notifying.

        IN WITNESS WHEREOF, the undersigned are duly authorized to execute this AGREEMENT on behalf of PROGENITOR and SBCL, as applicable.

PROGENITOR, INC.                            SMITHKLINE BEECHAM CLINICAL
("PROGENITOR")                              LABORATORIES, INC.
                                            ("SBCL")


By: /s/ Douglass B. Given M.D., Ph.D.       By: /s/ Tachi Yamada
   ----------------------------------          -------------------------------
Title: President and Chief Executive        Title: President, SmithKline Beecham
       Officer                                     Healthcare Services

Date: September 18, 1997                    Date: September 18, 1997
     --------------------------------            -------------------------------

                               LICENSE AGREEMENT

           SMITHKLINE BEECHAM CLINICAL LABORATORIES-PROGENITOR, INC.

                                   EXHIBIT A

                                    PATENTS

                                    EXHIBIT A

                                     (* * *)














* Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.